UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2016

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ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

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DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Today, April 22, 2016, Enbridge Inc. (“Enbridge”), the indirect owner of the general partner of Enbridge Energy Partners, L.P. (the “Partnership”) and the Partnership’s ultimate parent, announced its new business segmentation for financial reporting purposes and related financial disclosures that will be introduced for the first quarter of 2016 (the “Announcement”). Information included in the Announcement contains certain historical financial information of the Partnership for the years ended December 31, 2014 and 2015 reorganized in Enbridge’s new segments and, in certain instances, is further broken down by certain assets or asset categories. The financial information for the Partnership included in the Announcement is not found directly in the Partnership’s financial statements and supplementary data, due to, among other things, the breakdown of certain information by assets or asset categories, the adjustment of U.S. dollar amounts to Canadian dollars and the presentation of financial measures that differ from those used by the Partnership.

Information about the Announcement can be found on Enbridge’s website at http://www.enbridge.com/investment-center/events.

The information discussed above and in the Announcement is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements filed under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: April 22, 2016	By:	/s/ CHRIS KAITSON
Chris Kaitson Vice President – Law and Assistant Corporate Secretary (Duly Authorized Officer)